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                          [SIDLEY & AUSTIN LETTERHEAD]

WRITER'S DIRECT NUMBER

(213) 896-6040
                                                                       EXHIBIT 5

                                  July 28, 1997

Securities and Exchange Commission
450 5th St., N.W.
Judiciary Plaza
Washington, D.C. 20549

         Re: 544,648 shares of Common Stock, par value, $.0001 per share, of T.HQ, Inc.

Gentlemen:

                  We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by T.HQ, Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (a) the registration for resale by the securityholders named therein (the "Securityholders") of 544,648 shares of common stock, par value $.0001 per share (the "Common Stock") of the Company consisting of (i) 52,660 issued and outstanding shares of Common Stock (the "Outstanding Shares"); (ii) 225,000 shares of Common Stock issuable upon the exercise of options (the "Option") granted by the Company to the Securityholders named therein; and (iii) 266,988 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant") granted by the Company to the Securityholders named therein; and (b) the registration of up to 266,988 shares of Common Stock issuable by the Company upon the exercise of the Warrants (the "Warrant Shares").

                  We have acted as counsel to the Company in connection with the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. In addition, we have examined the originals, or photocopies, of such other corporate records of the Company, certificates of public officials and of officers of the Company and such agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents or any copies thereof submitted to us for our examination. As to the questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon a certificate of the Company or its officers or of public officials.



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SIDLEY & AUSTIN                                                      LOS ANGELES


T.HQ, Inc.
July 28, 1997
Page 2


                  Based on the foregoing, we are of the opinion that:

                  1. The Outstanding Shares are legally issued, fully paid and nonassessable.

                  2. The shares of Common Stock issuable upon exercise of the Options, when issued in accordance with the terms of the underlying Options, and when certificates representing such shares have been duly executed and countersigned and duly delivered to the persons entitled thereto against payment to the Company for the exercise price provided for in the underlying Option, will be legally issued, fully paid and nonassessable shares of Common Stock.

                  3. The shares of Common Stock issuable upon exercise of the Warrants, when issued in accordance with the terms of the underlying Warrants, and when certificates representing such shares have been duly executed and countersigned and duly delivered to the persons entitled thereto against payment to the Company for the exercise price provided for in the underlying Warrant, will be legally issued, fully paid and nonassessable shares of Common Stock.

                  We do not find it necessary for purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the resale of the Outstanding Shares, shares underlying the Options, shares underlying the Warrants and the Warrant Shares.

                  This opinion is limited to the General Corporation Law of the State of New York.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. Subject to the foregoing sentence, this opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.



                                Very truly yours,


                                        /s/ Sidley & Austin